SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 6, 2009

To the Shareholders of

Ducommun Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the “Corporation”), will be held at Ducommun Incorporated, 23301 Wilmington Ave., Carson, California, on Wednesday, May 6, 2009, at the hour of 9:00 o’clock A.M. for the following purposes:

1. To elect one director to serve for a one-year term ending in 2010 and two directors to serve for three-year terms ending in 2012.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the Corporation’s fiscal year ending December 31, 2009.

3. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

March 16, 2009 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person by completing a ballot at the meeting should you so desire, but will help to secure a quorum and will avoid added solicitation costs. Directions to the Annual Meeting of Shareholders may be obtained by calling the telephone number listed above.

By Order of the Board of Directors

James S. Heiser
Secretary

Carson, California

April 1, 2009

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7200

PROXY STATEMENT

This Proxy Statement and the 2008 Annual Report to Shareholders are being mailed on or about April 1, 2009 to shareholders of Ducommun Incorporated (the “Corporation”) who are such of record on March 16, 2009, in connection with the solicitation of proxies for use at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 o’clock A.M. on May 6, 2009, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors of the Corporation. Solicitation will be made by mail, interview, telephone, facsimile and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $5,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the proxies will be voted for the election as directors of the management nominees, for ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2009, and in their discretion on such other business as may properly come before the meeting. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The close of business on March 16, 2009 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 10,448,676 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the “Common Stock”). In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

In the election of directors, the candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors. The ratification of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2009 requires approval by the affirmative vote of a majority of the votes cast.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 6, 2009

This Proxy Statement and the 2008 Annual Report to Shareholders are available at http:/bnymellon.mobular.net/ bnymellon/dco.

1. ELECTION OF DIRECTORS

Three directors (out of a total of seven) are to be elected at the forthcoming Annual Meeting: one director to serve for a one-year term expiring at the Annual Meeting in 2010 and thereafter until his successor is elected and qualified, and two directors to serve for three-year terms expiring at the Annual Meeting in 2012 and thereafter until their successors are elected and qualified. The nominees for such positions are Jay L. Haberland (for a one-year term), and Eugene P. Conese, Jr., and Ralph D. Crosby, Jr. (for three-year terms). In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur the person designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2009 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MESSRS. CONESE, CROSBY AND HABERLAND.

The following information is furnished as of March 16, 2009, with respect to the persons who are nominees for election to the Board of Directors, as well as for the other four directors of the Corporation whose terms of office will continue after the 2009 Annual Meeting.

Name, Business Experience and Other Directorships	Age	Director Since	Term Expires
Joseph C. Berenato	62	1997	2011

Chairman of the Board and Chief Executive Officer of the Corporation; Director, SMALLCAP World Fund, Capital Income Builder, Inc., and Capital World Growth and Income Fund, Inc.; Trustee, New Economy Fund, Fundamental Investors and Growth Fund of America of the Capital Research & Management Company

H. Frederick Christie	75	1985	2010

Consultant; Director, AECOM Technology Corp., DineEquity, Inc., Southwest Water Company, Capital Income Builder, Inc., and Capital World Growth and Income Fund, Inc.; and Director or Trustee of thirteen fixed income funds of the Capital Research & Management Company

Eugene P. Conese, Jr.	49	2000	2012
Managing Partner, Gridiron Capital LLC (private equity firm); President and Chief Executive Officer, Aero Capital LLC (private investment and holding firm)

Ralph D. Crosby, Jr.	61	2000	2012
Chairman and Chief Executive Officer, EADS North America (aerospace manufacturer); Director, American Electric Power Company, Inc.

Robert C. Ducommun	57	1985	2010
Business Advisor; Director, American Metal Bearing Company

Jay L. Haberland	58	2009	2010
Retired Vice President, United Technologies Corporation (diversified manufacturing company)

Robert D. Paulson	63	2003	2011
Chief Executive Officer, Aerostar Capital, LLC (private investment firm); Director, Wesco Aircraft Parts, Inc. and Nationwide Health Properties, Inc.

The Board of Directors met six times in 2008. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 2008, except for Mr. Haberland who was elected by the Board of Directors in 2009. The Corporation strongly encourages all directors to attend the Annual Meeting of Shareholders, and six of the seven directors attended the 2008 Annual Meeting of Shareholders (Mr. Haberland was not a director at the time). The Corporation has instituted a policy of holding regularly scheduled executive sessions of non-management directors to follow each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director during executive sessions currently is Mr. Paulson.

Each of the persons named above was elected by the shareholders at a prior annual meeting except for Mr. Haberland who was first identified as a possible nominee by a third-party search firm. The Board of Directors has determined that except for Mr. Berenato, the Corporation’s Chief Executive Officer, the nominees for election to the Board of Directors and all of the other directors whose terms of office will continue after the 2009 Annual Meeting of Shareholders do not have any relationship with the Corporation other than in connection with their service as directors and meet the independence standards of the New York Stock Exchange’s listing standards.

COMPENSATION OF DIRECTORS

Description of Director Compensation

Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $25,000 and receive $1,000 for each Board of Directors meeting or committee meeting they attend. The chairman of each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are paid an additional annual retainer of $7,500. The presiding director was paid an additional annual retainer of $5,000 during the first half of 2008 and thereafter was paid an additional annual retainer of $12,500.

Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director. Deferred directors’ fees may be placed, at the election of the director, in an interest account or a phantom stock account which tracks the Common Stock of the Corporation with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement, Mr. Christie, Mr. Ducommun and Mr. Mullaney each receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that the director retires after the age of 65, and is not an employee of the Corporation when he retires (the “retirement benefits”). Mr. Mullaney retired in May 2008 and began receiving retirement benefits thereafter.

Directors are also eligible to participate in the Corporation’s Stock Incentive Plans. Directors who are not employees of the Corporation or a subsidiary, following the annual meeting of shareholders in 2008 were granted stock options to purchase 3,000 shares, and in 2009 are expected to be granted stock options to purchase 3,000 shares, of Common Stock of the Corporation at an exercise price equal to 100% of the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the date of grant.

2008 Director Compensation Table

The following table presents the compensation earned or paid by the Corporation to the non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
H. Frederick Christie	51,500	45,441	(1,542)	95,399
Eugene P. Conese, Jr.	41,000	45,441	0	86,441
Ralph D. Crosby, Jr.(4)	45,750	45,441	0	91,191
Robert C. Ducommun	47,500	45,441	7,327	100,518
Thomas P. Mullaney(5)	19,137	23,680	(6,156)	48,801
Robert D. Paulson	57,750	45,441	0	103,191
Eric K. Shinseki(6)	39,000	36,352	0	75,352

(1)	At December 31, 2008, stock options were outstanding as follows: (a) 15,000 shares for each of Messrs. Christie, Conese, Crosby, Ducommun, and Paulson, (b) 12,000 shares for Mr. Mullaney and (c) 6,000 shares for Mr. Shinseki.
(2)	Amounts in this column represent the stock option expense recognized by the Corporation for financial statement reporting purposes for 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment as modified and supplemented (“FAS 123R”). The methodology and assumptions used in the valuation of stock option awards are contained in footnote 9 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2008.
(3)	Each director, except Mr. Mullaney, was granted a stock option in 2008 to purchase 3,000 shares of Common Stock which had a fair value of $33,870 on the date of grant computed in accordance with FAS 123R.
(4)	Mr. Crosby’s director’s fees were deferred into an account to which 2,132.32 shares of phantom stock were credited, in lieu of cash, in 2008.
(5)	Mr. Mullaney retired from the Board of Directors on May 7, 2008.
(6)	Mr. Shinseki resigned from the Board of Directors on January 1, 2009.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Audit, Compensation, and Corporate Governance and Nominating Committees. The members of the Audit Committee are Messrs. Christie, Conese and Ducommun. The Audit Committee, which met formally four times during 2008, oversees the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and the Corporation’s independent auditor. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is attached to this Proxy Statement as Appendix A. The Corporation’s securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Christie, the chairman of the Audit Committee, is an audit committee financial expert as such term is defined under the regulations of the Securities and Exchange Commission (“SEC”).

The members of the Compensation Committee are Messrs. Christie, Crosby and Paulson. The Compensation Committee, which met formally five times during 2008, reviews and approves compensation for executive officers, grants stock options and other stock-based awards, administers stock option and stock-based award programs, reviews and recommends retirement plans, reviews and approves employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Corporation. All of the members of the Compensation Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The members of the Corporate Governance and Nominating Committee are Messrs. Ducommun and Paulson. The Corporate Governance and Nominating Committee, which met formally three times during 2008, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation and oversees the corporate governance of the Corporation. All of the members of the Corporate Governance and Nominating Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The charters of each of the committees of the Board of Directors and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website at www.ducommun.com and are available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Corporation, or had any relationship requiring disclosure hereunder. During 2008, no executive officer of the Corporation served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Corporation.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Corporation, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Corporation’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’ recommendations of director candidates must be submitted to the Secretary of the Corporation in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by security holders in the same manner that it considers and evaluates other director candidates.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Corporation must, at a minimum, have (i) diverse expertise, business experience, sound judgment and a record of accomplishment in areas relevant to the Corporation’s business activities, (ii) unquestionable integrity, (iii) commitment to representing the interests of the Corporation’s shareholders, (iv) willingness to devote sufficient time, energy and attention to carrying out their duties and responsibilities effectively, and (v) willingness to serve on the Board for an extended period of time.

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Corporation’s directors must be independent under the NYSE rules, and that at least one member of the Board of Directors must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Corporation by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Corporation.

SECURITY HOLDERS AND OTHER INTERESTED PARTIES

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders and other interested parties may communicate with the Corporation’s Board of Directors in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209. Persons wishing to communicate with the Board of Directors should include their full name and address. Security holders and other interested parties wishing to communicate with the Board of Directors should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Corporation intends to forward all communications from security holders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board of Directors of the Corporation. If the Board of Directors of the Corporation receives a substantial number of communications from security holders and other interested parties, the Corporate Governance and Nominating Committee may delegate to the general counsel of the Corporation the screening of these communications to remove solicitations and communications unrelated to the Corporation’s business. Should shareholders or other interested parties desire to communicate with the Corporation’s presiding director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a) except that (i) Messrs. Christie, Conese, Crosby, Ducommun, Paulson and Shinseki each failed to report the annual stock option grant to non-employee directors on a timely basis on one Form 4 that was subsequently filed, and (ii) Mr. Paulson failed to report four transactions involving the reinvestment of dividends on a timely basis on one Form 5 that was subsequently filed.

CODE OF ETHICS

The Corporation has adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics, the text of each of which is posted on the Corporation’s website at www.ducommun.com and is available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2008 (except for Mr. Ducommun who is shown as of March 16, 2009). The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 16, 2009. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun	584,988	(1)	5.6%
1155 Park Avenue New York, NY 10128

Barclays Global Investors, N.A. and Barclays Global Fund Advisors	680,239	(2)	6.5%
45 Fremont Street San Francisco, CA 94105

Dimensional Fund Advisors LP	836,210	(3)	8.0%
1299 Ocean Ave., 11th Floor Santa Monica, CA 90401

Mesirow Financial Investment Management, Inc	723,840	(4)	6.9%
350 N. Clark Street Chicago, IL 60610

Royce & Associates, LLC	769,600	(5)	7.3%
1414 Avenue of the Americas New York, NY 10019

(1)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii)103,438 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 5,050 shares owned by Mr. Ducommun’s wife, daughter and step-daughters and 3,000 shares owned by his nephews, as to which he disclaims any beneficial interest, (iv) 3,500 shares held in an IRA for the benefit of himself, and (v) 15,000 shares issuable upon exercise of stock options. Mr. Ducommun has sole voting and sole investment power as to 423,500 shares, shared voting power as to 103,438 shares and shared investment power as to 58,050 shares.
(2)	The information is based on a Schedule 13G filed with the SEC dated February 6, 2009. Barclays Global Investors, N.A. has sole voting power as to 397,008 shares and sole investment power as to 408,864 shares; and Barclays Global Fund Advisors has sole voting and investment power as to 271,375 shares.
(3)	The information is based on a Schedule 13G filed with the SEC dated February 9, 2009. Dimensional Fund Advisors LP has sole voting power as to 820,076 shares and sole investment power as to 836,210 shares.
(4)	The information is based on a Schedule 13G filed with the SEC dated January 15, 2009. Mesirow Financial Investment Management, Inc. has sole voting power as to 631,483 shares and sole investment power as to 723,840 shares.
(5)	The information is based on a Schedule 13G filed with the SEC dated January 23, 2009.

Security Ownership of Directors and Management

Name	Number of Shares(1)(2)	Percentage of Class
Joseph C. Berenato	150,541	1.4%
H. Frederick Christie	26,159	*
Eugene P. Conese, Jr.	21,594	*
Ralph D. Crosby, Jr.	21,434	*
Robert C. Ducommun	584,988	5.6%
Jay L. Haberland	0	*
Robert D. Paulson	28,137	*
Joseph P. Bellino	0	*
James S. Heiser	11,250	*
Anthony J. Reardon	49,000	*
Samuel D. Williams	6,500	*
All Directors and Executive Officers as a Group (14 persons)	886,730	8.2%

*	Less than one percent.
(1)	The number of shares includes the following shares that may be purchased within 60 days after March 16, 2009 by exercise of outstanding stock options: 70,000 by Mr. Berenato, 15,000 by each of Messrs. Christie, Conese, Crosby, Ducommun and Paulson, 11,250 by Mr. Heiser, 47,000 by Mr. Reardon, 6,250 by Mr. Williams and 219,250 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 9,750 held in an IRA for the benefit of himself, 12,450 held in trust for the benefit of his children, and 425 held in an IRA for the benefit of his wife.
(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”

COMPENSATION OF EXECUTIVE OFFICERS

2009 Compensation Discussion and Analysis

Overview

Decisions relating to compensation of the Corporation’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Corporation.

Compensation awarded to, earned by, or paid to the Corporation’s executive officers during 2008, who are listed in the tables below (the “named executive officers”), consists principally of the following:

•	Salary paid on a bi-weekly basis,

•	Annual cash bonus paid in the first quarter of 2009,

•	Nonqualified stock options which are granted each year and vest over the subsequent four years,

•	Performance stock units which are granted each year and vest based on the Corporation’s performance over the subsequent three-year performance period, and

•	Restricted stock units which were granted to the chief executive officer in 2008 and vest one-third on each of January 1, 2009, 2010 and 2011.

The Corporation has entered into key executive severance agreements with certain of its named executive officers, and all of the named executive officers are covered by the Corporation’s severance practices. Other compensation paid to the named executive officers is not material. The Corporation generally does not provide any pension, profit sharing or other similar retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

Each element of compensation of the chief executive officer is approved by the Compensation Committee. Each element of compensation of the other named executive officers is recommended by the chief executive officer and approved by the Compensation Committee.

Compensation Objectives

The Corporation’s compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. The Corporation intends for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size.

The Corporation’s philosophy in the compensation of its named executive officers is oriented towards a “pay-for-performance” approach. Except for salaries, virtually all other compensation of the named executive officers is performance based as follows:

•

Annual cash bonuses are designed to reward the achievement of annual financial goals. In particular, annual cash bonuses are based on the Corporation’s actual financial performance compared to targets for net income and cash from operations, and on the individual performance of the named executive officers.

•

Nonqualified stock options are designed to reward the achievement of long-term growth in the Corporation’s stock price. Nonqualified stock options are granted at 100% of the closing price of the Corporation’s stock on the New York Stock Exchange on the date of grant, and vest in increments over a period of four (4) years. Stock options will have value to the named executive officers only to the extent of any increase in the Corporation’s stock price.

•

Performance stock units are designed to reward the achievement of long-term growth in the Corporation’s diluted earnings per share and stock price relative to an industry index. Performance stock units generally vest at the end of the three-year performance period depending on the Corporation’s performance relative to the performance metrics.

In addition, in 2008, restricted stock units were awarded to Mr. Berenato, the Corporation’s chief executive officer, in order to provide him with a long-term incentive to remain in the employment of the Corporation. The restricted stock units vest one-third on each of January 1, 2009, 2010 and 2011, provided Mr. Berenato has remained in the employment of the Corporation through each vesting date.

The Corporation does not target any specific mix of cash versus non-cash compensation or immediate payout versus long-term compensation for its named executive officers. Instead, each element of compensation (salary, annual cash bonus and stock-based compensation) is paid or awarded in amounts which are each intended to be market competitive and consistent with the principles described above and internal pay equity within the Corporation.

Salaries

The Corporation pays salaries to its named executive officers in consideration of the performance of specific roles and responsibilities. Mr. Berenato’s salary is reviewed biannually. Salaries of other named executive officers are reviewed annually.

In early 2008, the Corporation undertook a substantial restructuring to functionally integrate its businesses into a single operating company. In 2008, Mr. Berenato’s annual salary was increased 12% to $525,000 in recognition of competitive market practices and the fact that Mr. Berenato’s salary had not been increased for two years. Mr. Bellino was hired in 2008 as the Corporation’s vice president and chief financial officer at an initial salary of $325,000 in recognition of competitive market practices and internal pay equity within the Corporation. In 2008, Mr. Heiser’s annual salary was increased 5% to $290,000 in recognition of competitive market practices and internal pay equity within the Corporation. In 2008, Mr. Reardon’s annual salary was increased 30% to $350,000 in view of his promotion to president and chief operating officer. In 2008, Mr. Williams’ annual salary was increased 15% to $225,000 in view of the increase in his scope of responsibilities.

Annual Cash Bonuses

Annual cash bonuses are awarded based on the Corporation’s actual financial performance compared to targets (weighted equally) for net income and cash from operations (each excluding goodwill impairment), and on the individual performance of named executive officers. The Compensation Committee chose net income and cash from operations as the performance targets because it believes that growth in net income and cash from operations are essential to the Corporation’s objective to provide superior long-term total shareholder return. The Compensation Committee approves at the beginning of the year the thresholds, targets and maximums for the financial performance measures and the formula for funding the bonus pool. The thresholds, targets and maximums for 2008 for net income and cash from operations of the Corporation for purposes of funding the 2008 bonus pool were as follows:

	Threshold	(in $000s) Target	Maximum
Net Income (excluding goodwill impairment)	16,800	21,000	31,500
Cash from Operations (excluding goodwill impairment)	0	5,046	15,046

Annual cash bonuses are targeted at 50% of salary for the chief executive officer and the president and chief operating officer, and 40% of salary for the other named executive officers. The Compensation Committee established the bonus targets as a percent of salary of each of the named executive officers based on its general industry knowledge of competitive market practices. Annual cash bonuses can range from zero to an upper range of three times the targeted percentage of salary for each named executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts based upon the subjective qualitative assessment of an individual’s performance and contributions during the year, the importance of the individual’s position within the Corporation, internal pay equity and retention considerations.

In 2008, the Corporation’s net income and cash from operations (each excluding goodwill impairment) were as follows:

(in $000s) Actual
Net Income (excluding goodwill impairment)	21,160
Cash from Operations (excluding goodwill impairment)	28,044

As a result, the Corporation in 2008 slightly exceeded the pre-established target for net income and substantially exceeded the pre-established maximum for cash from operations. Annual cash bonuses awarded to the named executive officers for 2008 were awarded in amounts slightly higher than the formula under the annual cash bonus plan due to each of their individual performances in implementing the restructuring discussed above and in completing the acquisition of DynaBil Industries, Inc., in December 2008. Mr. Bellino’s annual cash bonus was pro-rated for the portion of the year he served as vice president and chief financial officer of the Corporation.

The Corporation does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Compensation Committee would evaluate whether adjustments are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Stock-Based Compensation

Stock-based compensation awards are granted periodically to the named executive officers to attract, motivate and retain these employees. Stock options are performance-based since the stock options will have value to the named executive officers only to the extent of any increase in the Corporation’s stock price. Performance stock units are performance-based since the performance stock units vest only if the Corporation achieves the specified performance metrics. Restricted stock units, which are not performance-based, are used only selectively where there is a need to provide a long-term incentive for a particular named executive officer to remain in the employment of the Corporation.

Stock options are typically granted in late June of each year, but stock options may be granted at other times in the event of the new hire of an executive officer or the special award of a stock option to recognize individual performance. The Compensation Committee establishes the meeting dates and grant dates for stock options and does not determine these dates based on knowledge of material nonpublic information or in response to the Corporation’s stock price.

In 2008, nonqualified stock options generally were granted to the named executive officers in amounts consistent with the Corporation’s recent historical pattern of stock option grants. Non-qualified stock options were granted to Mr. Bellino in 2008 in connection with him being hired as the Corporation’s vice president and chief financial officer. The Corporation granted stock options to the named executive officers in 2008 to encourage the named executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Corporation’s stock price.

Effective January 1, 2008, performance stock units were awarded which will be earned and become vested based upon the achievement of specific performance targets over a three-year performance period (from January 1, 2008 to December 31, 2010). The performance stock units generally will vest at the end of the three-year performance period in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the performance period. However, performance stock units become fully vested immediately at the target number of shares (subject to the discretion of the Compensation Committee to increase, but not decrease, the number of shares) in the event of a change in control of the Corporation, as defined in the performance stock unit agreements. The performance metrics, which are equally weighted, that are used in the performance stock units are: (i) the adjusted cumulative diluted earnings per share of the Corporation during the performance period, and (ii) the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the performance period. The number of performance stock units that vest based on the Corporation’s performance over the three-year performance period is equal to the sum of (i) the vesting percentage determined by reference to the table below with respect to the Corporation’s adjusted cumulative diluted earnings per share over the performance period multiplied by the number of target performance stock units, plus (ii) the vesting percentage determined by reference to the table below with respect to the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the performance period multiplied by the target number of performance stock units. The performance metrics for performance stock units awarded in 2008 are as follows:

Adjusted Cumulative Diluted Earnings Per Share	Vesting Percentage of Target Units	Relative Total Annual Shareholder Return	Vesting Percentage of Target Units

$6.41	15%	-5.0%	15%
$6.79	33%	-2.5%	33%
$7.18	50%	0%	50%
$7.59	67%	2.5%	67%
$8.01	83%	5.0%	83%
$8.45	100%	7.5%	100%

In the event that the Corporation’s performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points. The adjusted cumulative diluted earnings per share represents the sum of the diluted earnings per share of the Corporation for the years ended December 31, 2008, 2009 and 2010, adjusted, as determined by the Compensation Committee, for changes in accounting, discontinued operations, to exclude gain or loss on the sale of any business or product line, to exclude any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), and to exclude expenses for any restricted stock or restricted stock unit awards.

The performance stock units serve the same purposes as the nonqualified stock options discussed above. The Compensation Committee decided to award performance stock units in 2008 to complement stock options and provide a tighter link between executive compensation and the long-term financial performance of the Corporation. The Compensation Committee chose cumulative diluted earnings per share as one of the performance metrics in order to tie executive compensation directly to the long-term growth in the earnings of the Corporation. The Compensation Committee chose relative total shareholder return as the other performance metric in order to tie executive compensation directly to superior total shareholder return relative to a recognized industry index.

In 2008, restricted stock units were awarded to Mr. Berenato. The Compensation Committee awarded restricted stock units to Mr. Berenato in order to provide him with a long-term incentive to remain in the employment of the Corporation.

Severance and Change in Control Agreements and Practices

As described above, stock-based compensation vests immediately in the event of a change in control of the Corporation. All of the Corporation’s stock-based compensation programs have provided, for many years, for immediate vesting of stock-based awards in the event of a change in control as a matter of fairness to the employees.

Messrs. Berenato, Heiser, Reardon and Williams each are parties to key executive severance agreements entered with the Corporation. The Corporation also has a severance practice, which applies in the event of the termination without cause of an executive officer. Benefits under the severance practice are in addition to benefits under the key executive severance agreements.

Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. The Corporation’s severance practice for the named executive officers is a part of the Corporation’s broader severance practices which apply to all employees (except union employees), although the amount of severance eligibility will vary from employee to employee depending on position, length of service, the business reasons for the termination and other factors. The key executive severance agreements and severance practice are used by the Corporation to allow its executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers is not material. The Corporation provides an automobile allowance to the named executive officers, which partially compensates them for the termination of the company car program approximately five years ago. Medical, dental, life and other insurance benefits, and 401(k) matching contributions are provided to the named executive officers on a non-discriminatory basis with other employees of the Corporation. Prior to 2007, the named executive officers could elect to defer certain amounts of salary and bonus (beyond the 401(k) limits). In 2008, no compensation was deferred and no matching contributions were made with respect to deferred compensation amounts. Interest continues to be paid by the Corporation on previously deferred compensation at the “reference rate” of Bank of America in effect from time to time.

2008 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the fiscal years ended December 31, 2008, 2007 and 2006 awarded to, earned by or paid to all individuals serving as the Corporation’s chief executive officer and chief financial officer during 2008 and the other three most highly paid executive officers of the Corporation during 2008 (collectively, the “named executive officers”). Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph C. Berenato	2008	525,000	569,573	220,151	590,000	0	23,052	1,927,776
Chairman and Chief Executive Officer	2007	470,000	53,534	248,288	705,000	3,291	19,872	1,499,985
	2006	469,414	0	231,930	175,000	4,369	19,527	900,240

Joseph P. Bellino	2008	87,500	0	7,833	70,000	0	5,004	170,337
Vice President and Chief Financial Officer(6)

James S. Heiser	2008	286,534	85,350	105,065	250,000	0	20,412	747,361
Vice President, General Counsel and Secretary	2007	272,692	35,690	113,488	315,000	7,798	17,736	762,404
	2006	263,044	0	105,309	82,000	10,354	17,261	477,968

Anthony J. Reardon	2008	346,923	285,830	137,382	400,000	0	22,263	1,192,398
President and Chief Operating Officer	2007	265,385	169,690	139,821	325,000	0	18,756	918,652
	2006	248,027	0	143,001	90,000	0	18,362	499,390

Samuel D. Williams	2008	223,846	42,675	55,030	180,000	0	21,409	522,960
Vice President and Controller	2007	193,154	17,845	64,339	160,000	4,689	17,915	457,942
	2006	185,044	0	62,267	46,000	6,226	17,353	316,890

(1)	Amounts in this column represent the stock award or option award expense, as applicable, recognized by the Corporation for financial statement reporting purposes for the fiscal year in accordance with FAS 123R. The methodology and assumptions used in the valuation of stock option awards, performance stock units and restricted stock units are contained in footnote 9 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2008.
(2)	Stock awards consist of performance stock units awarded to all of the named executive officers (except Mr. Bellino) and restricted stock units awarded to Messrs. Berenato and Reardon. Performance stock units are valued at the target number of shares until the Corporation determines that actual performance relative to the performance metrics is likely to produce a different result.
(3)	Non-equity incentive plan compensation was earned for each of the years ended December 31, 2008, 2007 and 2006 and paid in the first quarter of the following year.
(4)	The amounts represent interest on deferred compensation in excess of 120% of the applicable federal long-term interest rate.
(5)	The following table discloses each item included in the “All Other Compensation” column for 2008:

Name	Automobile Allowance ($)	Life Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Joseph C. Berenato	13,512	2,640	6,900	23,052
Joseph P. Bellino	4,504	500	0	5,004
James S. Heiser	13,512	0	6,900	20,412
Anthony J. Reardon	13,512	1,851	6,900	22,263
Samuel D. Williams	13,512	1,191	6,706	21,409

(6)	Mr. Bellino joined the Corporation as vice president and chief financial officer on September 15, 2008.

2008 Grants of Plan-Based Awards Table

The following table provides information on the 2008 Bonus Plan, the grant of nonqualified stock options, the award of performance stock units and the award of restricted stock units to the named executive officers during 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)(2)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Berenato
2008 Bonus Plan		0	262,500	787,500
Non-Qualified Stock Option	6/18/08								20,000	24.34	213,200
Performance Stock Units(3)	1/30/08				0	7,500	15,000				221,850
Restricted Stock Units	3/14/08							50,000			1,322,000

Joseph P. Bellino
2008 Bonus Plan		0	38,000	114,000
Non-Qualified Stock Option	10/29/08								20,000	19.56	178,200

James S. Heiser
2008 Bonus Plan		0	116,000	348,000
Non-Qualified Stock Option	6/18/08								10,000	24.34	106,600
Performance Stock Units(3)	1/30/08				0	5,000	10,000				147,900

Anthony J. Reardon
2008 Bonus Plan		0	175,000	525,000
Non-Qualified Stock Option	6/18/08								20,000	24.34	213,200
Performance Stock Units(3)	1/30/08				0	5,000	10,000				147,900

Samuel D. Williams
2008 Bonus Plan		0	90,000	270,000
Non-Qualified Stock Option	6/18/08								5,000	24.34	53,300
Performance Stock Units	1/30/08				0	2,500	5,000				73,950

(1)	The target and maximum amounts of awards are based on the salary of each of the named executive officers at December 31, 2008 and for Mr. Bellino are prorated for the portion of 2008 he was employed by the Corporation.
(2)	The Compensation Committee, in its discretion, has the authority to approve payments under the 2008 Bonus Plan in excess of the maximum amounts.
(3)	The number of shares and value of the performance stock units are calculated at the target number of shares.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

The 2008 Bonus Plan. The 2008 Bonus Plan provides for annual cash bonus awards to be determined by the Compensation Committee with consideration given to the Corporation achieving pre-established levels of net income and cash from operations, and on the individual performance of executive officers during the year ended December 31, 2008. Annual cash bonuses are targeted at 50% of salary for the chief executive officer and the president and chief operating officer, and at 40% of salary for the other named executive officers. Annual cash bonuses can range from zero to an upper range of annual bonus eligibility of three times the targeted percentage of salary for each named executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts. A named executive officer must be employed by the Corporation or a subsidiary at the time of payment in order to be eligible to receive a bonus under the 2008 Bonus Plan. Bonuses under the 2008 Bonus Plan were paid in the first quarter of 2009.

Nonqualified Stock Options. Nonqualified stock options were granted to the named executive officers in 2008 at an exercise price equal to 100% of the closing price of the Corporation’s common stock on the date of grant. The stock options become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the options are fully exercisable on and after June 18, 2012 except for Mr. Bellino’s stock option which is fully exercisable on or after October 29, 2012. However, the stock options become fully exercisable immediately in the event of a change in control of the Corporation. The exercise price for the stock options may be paid by delivery of already owned shares.

Performance Stock Units. Performance stock units were awarded to the named executive officers in 2008 except for Mr. Bellino. The performance stock units generally vest at the end of the three-year performance period from January 1, 2008 to December 31, 2010 (the “Performance Period”) in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the Performance Period. The performance metrics, which are equally weighted, are: (i) the cumulative diluted earnings per share of the Corporation during the Performance Period; and (ii) the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the Performance Period. Upon vesting, one share of Common Stock of the Company will be issued for each vested performance stock unit. In the event of a change in control of the Corporation, the target performance stock units will be deemed to have become fully vested immediately, provided, however, that the Compensation Committee may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a change in control up to a maximum of 200% of the target performance stock units.

Restricted Stock Units. Restricted stock units were awarded to the chief executive officer in 2008. The restricted stock units vest in increments of one-third of the number of restricted stock units awarded on each of January 1, 2009, 2010 and 2011, provided the chief executive officer has remained in the employ of the Corporation throughout the period from the date of award until each vesting date. Upon vesting, one share of Common Stock of the Corporation will be issued for each vested restricted stock unit. In the event of a change in control of the Corporation, the restricted stock units will be deemed to have become fully vested immediately.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options granted to the named executive officers that were outstanding on December 31, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Berenato
Stock option granted 6/23/04	40,000	0	19.90	6/22/11
Stock option granted 6/30/05	15,000	5,000	16.91	6/29/12
Stock option granted 6/26/06	10,000	10,000	19.05	6/25/13
Stock option granted 6/26/07	5,000	15,000	25.82	6/25/14
Stock option granted 6/18/08	0	20,000	24.34	6/17/15
Performance stock units granted 1/31/07(2)							7,500	125,250
Performance stock units granted 1/30/08(2)							7,500	125,250
Restricted stock units granted 3/14/08					50,000	835,000

Joseph P. Bellino
Stock option granted 10/29/08	0	20,000	19.59	10/28/15

James S. Heiser
Stock option granted 6/23/04	3,750	0	19.90	6/22/11
Stock option granted 6/30/05	2,500	2,500	16.91	6/29/12
Stock option granted 6/26/06	2,500	5,000	19.05	6/25/13
Stock option granted 6/26/07	2,500	7,500	25.82	6/25/14
Stock option granted 6/18/08	0	10,000	24.34	6/17/15
Performance stock units granted 1/31/07(2)							5,000	83,500
Performance stock units granted 1/30/08(2)							5,000	83,500

Anthony J. Reardon
Stock option granted 3/25/03	5,000	0	10.02	3/24/10
Stock option granted 7/17/03	15,000	0	15.80	7/16/10
Stock option granted 6/23/04	9,000	0	19.90	6/22/11
Stock option granted 6/30/05	9,000	3,000	16.91	6/29/12
Stock option granted 6/26/06	6,000	6,000	19.05	6/25/13
Stock option granted 6/26/07	3,000	9,000	25.82	6/25/14
Stock option granted 6/18/08	0	20,000	24.34	6/17/15
Performance stock units granted 1/31/07(2)							5,000	83,500
Performance stock units granted 1/30/08(2)							5,000	83,500
Restricted stock units granted 5/2/07					35,000	584,500

Samuel D. Williams
Stock option granted 6/23/04	2,500	0	19.90	6/22/11
Stock option granted 6/30/05	1,250	1,250	16.91	6/29/12
Stock option granted 6/26/06	1,250	2,500	19.05	6/25/13
Stock option granted 6/26/07	1,250	3,750	25.82	6/25/14
Stock option granted 6/18/08	0	5,000	24.34	6/17/15
Performance stock units granted 1/31/07							2,500	41,750
Performance stock units granted 1/30/08(2)							2,500	41,750

(1)	The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2005, all become exercisable in 2009, (ii) for stock options granted in 2006 one-half become exercisable in each of 2009 and 2010, (iii) for stock options granted in 2007 one-third become exercisable in each of 2009, 2010 and 2011, and (iv) for stock options granted in 2008 one-fourth become exercisable in each of 2009, 2010, 2011 and 2012. Notwithstanding the foregoing, all of the stock options will become immediately exercisable in the event of a change in control of the Corporation.
(2)	The number of shares and value of performance stock units are calculated at the target number of shares.

2008 Option Exercises and Stock Vested Table

No stock options were exercised and no stock vested for the named executive officers during 2008.

2008 Pension Benefits Table

The Corporation does not provide pension benefits to any of its named executive officers.

2008 Nonqualified Deferred Compensation Table

The following table provides information on the aggregate interest accrued on deferred compensation during 2008 and the aggregate balance of deferred compensation at December 31, 2008 for the named executive officers.

Name	Aggregate Earnings In Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)
Joseph C. Berenato	13,946	287,387
Joseph P. Bellino	0	0
James S. Heiser	33,048	681,051
Anthony J. Reardon	0	0
Samuel D. Williams	19,873	409,548

(1)	A portion of the amounts in this column is included in the amounts in the Summary Compensation Table under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

In 2007, the deferral of compensation by executive officers was suspended. Interest continues to be paid by the Corporation on compensation deferred in prior years at the “reference rate” of Bank of America in effect from time to time. Deferred compensation is generally payable in the event of death, disability, retirement, or other termination of employment, or upon a finding of financial hardship in the sole discretion of the Compensation Committee of the Board of Directors. An executive officer may elect to receive payment of deferred compensation at any time (other than following the events specified in the preceding sentence), but in such circumstance the amount of deferred compensation paid is subject to a 10% penalty if paid prior to a change in control of the Corporation (except for elections made in 2008 for payment in 2009 or later which are not subject to a penalty) or a 5% penalty if paid following a change in control of the Corporation. During 2008, there were no contributions of deferred compensation by any named executive officer, no contributions by the Corporation to deferred compensation of any named executive officer, and no withdrawals or distributions of deferred compensation to any named executive officer.

Potential Payments Upon Termination or Change in Control

Payments and compensation may be made to the named executive officers upon termination of employment or following a change in control of the Corporation under stock option agreements, performance stock unit agreements, restricted stock unit agreements, key executive severance agreements and the severance practice of the Corporation. As used herein, a change in control of the Corporation means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of certain percentages of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Company. The precise definition of a change in control is set forth in each of the stock option agreements, performance stock unit agreements, restricted stock unit agreements, and key executive severance agreements which are included as exhibits to the Corporation’s 2008 Annual Report on Form 10-K.

In the event of a change in control of the Corporation (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately at the target number of shares (although the Compensation Committee of the Board of Directors has discretion to increase, but not decrease, the number of performance stock units that vest on a change in control), and (iii) restricted stock units vest immediately. The amounts in the table below in the column “Change in Control” reflect the value of unexercisable stock options, unvested performance stock units at target, and unvested restricted stock units as of December 31, 2008, the vesting of which would be accelerated upon a change in control of the Corporation.

Messrs. Berenato, Heiser, Reardon and Williams each are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if a change in control of the Corporation shall have occurred while an executive officer is an employee of the Corporation or its subsidiaries, the executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer immediately prior to the change in control and two times the target annual bonus of the executive officer under the Corporation’s bonus plan in effect during the year prior to the change in control.

Further, the key executive severance agreements provide that if the employment of an executive officer is terminated without cause, except in the event of disability, retirement or within ninety (90) days following a change in control of the Corporation, the executive officer shall be entitled to receive payment of his full salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid and continuation of benefits for a period of one year. Termination for cause is defined in the key executive severance agreements as termination of an executive’s employment by the Corporation upon (i) the willful and continued failure by the executive to substantially perform his duties with the Corporation other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee which specifically identifies the manner in which the executive has not substantially performed his duties, or (ii) the willful engaging by the executive in misconduct which is materially injurious to the Company, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the executive’s part, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Corporation.

In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in the Corporation’s bonus plan and other events as described in the key executive severance agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above. The events described in the preceding sentence are referred to as a “Termination by the Executive for Good Reason” in the table below.

The Corporation also has a severance practice which applies in the event of the termination without cause of an executive officer. The severance practice provides for salary continuation, certain benefits continuation and continuation of stock option vesting and exercisability for a period from three (3) to twelve (12) months following termination depending on the length of service of the executive officer and the business reasons for the termination. Under the severance practice, an executive officer must agree to release the Corporation from liability and to certain limitations on solicitation of employees and customers during the period of salary continuation. Benefits under the severance practice are in addition to benefits under the key executive severance agreements described above.

The amounts in the table below in the columns under “Termination of Employment” represent the aggregate amounts payable to each of the named executive officers following termination of employment pursuant to the key executive severance agreements and the severance practice combined. For purposes of the table, it has been assumed that twelve (12) months of salary, benefits and stock option vesting continuation would be provided to each of the named executive officers under the Corporation’s severance practice.

			Termination of Employment
Name	Benefit	Change in Control ($)	By Corporation w/o Cause ($)	By Executive for Good Reason ($)
Joseph C. Berenato	Salary(1)	1,050,000	1,050,000	525,000
	Bonus	525,000	0	0
	Benefits	0	12,418	12,418
	Stock Options(2)	0	0	0
	Performance Stock Units(3)	250,500	0	0
	Restricted Stock Units(4)	835,000	0	0

	Total	2,660,500	1,062,418	537,418

Joseph P. Bellino	Salary(1)	0	325,000	0
	Bonus	0	0	0
	Benefits	0	3,441	0
	Stock Options(2)	0	0	0

	Total	0	328,441	0

James S. Heiser	Salary(1)	580,000	580,000	290,000
	Bonus	232,000	0	0
	Benefits	0	7,402	7,402
	Stock Options(2)	0	0	0
	Performance Stock Units(3)	167,000	0	0

	Total	979,000	587,402	297,402

Anthony J. Reardon	Salary(1)	700,000	700,000	350,000
	Bonus	350,000	0	0
	Benefits	0	9,638	9,638
	Stock Options(2)	0	0	0
	Performance Stock Units(3)	167,000	0	0
	Restricted Stock Units(4)	584,500	0	0

	Total	1,801,500	709,638	359,638

Samuel D. Williams	Salary(1)	450,000	450,000	225,000
	Bonus	180,000	0	0
	Benefits	0	8,130	8,130
	Stock Options(2)	0	0	0
	Performance Stock Units(3)	83,500	0	0

	Total	713,500	458,130	233,130

(1)	The amounts of salary continuation are based on the salary of each of the named executive officers at December 31, 2008.
(2)	The amounts for stock options are calculated based on the difference between the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2008 ($16.70) and the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2008.
(3)	The amounts for performance stock units are based on the target number of performance stock units and the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2008 ($16.70).
(4)	The amounts for restricted stock units are based on the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2008 ($16.70).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Corporation that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Corporation’s annual report on Form 10-K for the year ended December 31, 2008.

Submitted by the Compensation Committee,

Ralph D. Crosby, Jr.—Chairman
H. Frederick Christie
Robert D. Paulson

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Corporation’s financial statements and internal control over financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the internal control over financial reporting. The Corporation’s independent auditors are responsible for expressing opinions on the conformity of the audited financial statements to generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the Corporation’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor’s provision of information technology services and other non-audit services to the Corporation is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

H. Frederick Christie—Chairman
Eugene P. Conese, Jr.
Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

REPORTS

The Annual Report of the Corporation for the fiscal year ended December 31, 2008, describing the Corporation’s operations and including audited financial statements and information about the executive officers of the Corporation, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation’s securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary.

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more of the shareholders. The Corporation will deliver promptly upon a written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary, or by telephone at (310) 513-7280. Shareholders sharing an address who prefer to receive separate copies of the Annual Report and Proxy Statement in the future should notify the Corporation at the address listed above. Shareholders sharing an address also may request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of Annual Reports and/or Proxy Statements by notifying the Corporation at the address listed above.

INDEPENDENT ACCOUNTANTS

The Corporation’s independent accountants selected for the current fiscal year, as well as for the fiscal year ended December 31, 2008, are PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended December 31, 2008 and December 31, 2007, PricewaterhouseCoopers LLP, the Corporation’s independent public accountants, billed the Corporation for the following professional services rendered:

Audit Fees

For professional services rendered for the audit of the Corporation’s annual financial statements, review of the financial statements included in the Corporation’s Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $1,193,927 and $1,223,457 for the fiscal years ended December 31, 2008 and December 31, 2007, respectively.

Audit-Related Fees

For the fiscal years ended December 31, 2008 and December 31, 2007, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $0 and $6,632, respectively, for professional services rendered for audit-related services related to financial assurance procedures for certain environmental matters.

Tax Fees

For the fiscal years ended December 31, 2008 and December 31, 2007, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $184,262 and $238,196, respectively, for professional services rendered for reviews of federal and state tax returns, and tax planning primarily related to research and development tax credits, foreign sales and sales and use tax.

All Other Fees

For the fiscal years ended December 31, 2008 and December 31, 2007, PricewaterhouseCoopers LLP did not bill the Corporation for any other fees not described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, Corporation management submits to the Audit Committee for approval in the fourth quarter of each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent accountant for 2008 and 2007.

2. RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2009. The Board of Directors urges you to vote for ratification of that appointment. A representative of PricewaterhouseCoopers LLP plans to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation’s annual proxy materials. All such written proposals must be received by the Secretary of the Corporation no later than November 25, 2009 and must comply with the SEC regulations, in order to be considered for inclusion in the Corporation’s 2010 proxy materials.

For business to be considered at the Corporation’s 2010 Annual Meeting of Shareholders, written proposals must be received by the Secretary of the Corporation no later than February 7, 2010.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors

James S. Heiser
Secretary

Carson, California

April 1, 2009

APPENDIX A

DUCOMMUN INCORPORATED

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

1. Members. The Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors, and will designate one member as chairperson. Members of the Audit Committee are appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an “independent” director is a director who meets the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) definition of “independence,” as determined by the Board. Members of the Audit Committee may be removed at any time by the Board.

Each member of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. Members of the Audit Committee may not simultaneously serve on the audit committees of more than two other public companies (in addition to the Company).

2. Purposes, Duties, and Responsibilities. The purposes of the Audit Committee shall be to represent and assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. In addition, the Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement filed with the SEC.

The specific duties and responsibilities of the Audit Committee will be to:

(a) Be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Audit Committee.

(b) Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditing firm, and any steps taken to deal with any such issues.

(c) Approve in advance all audit services to be provided by the independent auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved).

(d) Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

(e) Consider, at least annually, the independence of the independent auditor, including whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the independent auditor describing any relationships between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

(f) Review and discuss with the independent auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit

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work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

(g) Review and discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company, including: (i) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical, and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditor as required by SEC rules.

(h) Recommend to the Board based on the review and discussion described in paragraphs (e)–(g) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(i) Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor or management.

(j) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(k) Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such review and discussion may be done generally, and the Audit Committee need not review and discuss each earnings press release or each instance of earnings guidance.

(l) Review and discuss the Company’s policies with respect to risk assessment and risk management.

(m) Establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(n) Establish policies for the hiring of employees and former employees of the independent auditor.

(o) Annually evaluate the performance of the Audit Committee and the adequacy of the Committee’s charter.

(p) Produce an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement filed with the SEC.

3. Outside Advisors. The Audit Committee will have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the full performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4. Meetings. The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. The majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board with respect to its meetings.

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2004.

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		Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees: 01 Eugene P. Conese, Jr., 02 Ralph D. Crosby, Jr., and 03 Jay L. Haberland

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐

Ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2009.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Mark Here for Address Change or Comments SEE REVERSE	☐	This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

h FOLD AND DETACH HERE h

DUCOMMUN INCORPORATED

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement and the 2008 Annual Report to Share holders are available at: http://bnymellon.mobular.net/bnymellon/dco

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DUCOMMUN INCORPORATED

PROXY

23301 WILMINGTON AVE., CARSON, CALIFORNIA 90745-6209

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 2009

The undersigned hereby appoints JAMES S. HEISER and SAMUEL D. WILLIAMS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 16, 2009, at the Annual Meeting of Shareholders to be held on May 6, 2009, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

h FOLD AND DETACH HERE h

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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